UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 16, 2008

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 16, 2008 Nautilus, Inc. (the “Company”) and its subsidiary Nautilus International S.A. entered into a Loan and Security Agreement (the “Loan Agreement”) with Bank of America N.A., as agent for the lenders party thereto, providing for a $100,000,000 revolving secured credit line including a secured term loan in the principal amount of $18,500,000. The credit facility will be available for letters of credit, working capital and general corporate purposes, including acquisition financing.

The revolving credit facility is available for a five year term and, subject to certain conditions, may be increased to $125,000,000. All amounts outstanding under the revolving credit facility are payable January 16, 2013. The term loan matures and becomes payable upon the earlier to occur of (i) March 31, 2008, (ii) the consummation of a sale of certain subsidiaries or assets of the Company or (iii) the consummation of a financing pursuant to which a third party takes a first priority lien in certain intellectual property assets of the Company. The interest rate on amounts outstanding under the credit facility will be either (a) the prime rate announced by Bank of America N.A. from time to time plus zero to 75 basis points or (b) LIBOR plus 150 to 325 basis points, depending on the Company’s fixed charge coverage ratio each quarter. The credit facility is collateralized by a first priority perfected lien on substantially all of the Company’s assets. In addition, the Company’s subsidiary, DashAmerica, Inc., has guaranteed the Company’s obligations under the credit facility and secured such guarantee by a pledge of substantially all its assets. The Credit Agreement contains customary covenants, including, but not limited to, covenants relating to minimum EBITDA and fixed charge coverage ratios, as well as limitations on capital expenditures, mergers and acquisitions, indebtedness, liens, dispositions, dividends, and investments. The Credit Agreement also contains customary events of default. Upon an event of default, the lenders would have the option of accelerating all obligations under the Credit Agreement.

On January 18, 2008 the Company issued a press release related to the Loan Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by Item 2.03 is contained in Item 1.01 above and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Nautilus, Inc. Press Release dated January 18, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.

(Registrant)

By:	/s/ William D. Meadowcroft
William D. Meadowcroft
Chief Financial Officer, Secretary and Treasurer

January 23, 2008

(Date)